Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2011, in the Registration Statement (Amendment No. 4 to Form F-1 No. 333-173001) and related Prospectus of Sequans Communications S.A. dated April 14, 2011.

Ernst & Young Audit

Represented by Frédéric Martineau

Paris – La Défense, France

April 12, 2011